Exhibit 99.1

Kiora Pharmaceuticals Appoints Praveen Tyle, PhD, as New Chairman; Succeeds Paul Chaney Who is Retiring After Serving 17 Years

September 21, 2023 -- Encinitas, CA -- Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX) announced that its board of directors has appointed Praveen Tyle, PhD, who currently serves as a director, as its new Chairman. Dr. Tyle succeeds current Chairman Paul Chaney who is retiring after serving 17 years on the board.

“We look forward to Dr. Tyle’s leadership as Chairman, where he’ll continue to bring valuable industry experience in guiding our development of new treatments for eye disease,” said Brian M. Strem, PhD, President and CEO of Kiora. “We want to thank Paul for his dedication to the Company over the years, his mentorship to the team, and his support for our sharpened focus on retinal disease."

Dr. Tyle is an accomplished executive in the pharmaceutical industry with a track record of leadership in innovation and business growth. He will continue to help guide Kiora's strategic direction as the Company advances the development of KIO-301, its molecular photoswitch, through clinical development for retinitis pigmentosa, choroideremia, and other inherited retinal diseases.

"I welcome the opportunity to serve as the Chairman and look forward to working with Brian and the rest of the board,” said Dr. Tyle. “The board would also like to extend its appreciation to Paul for his service to the Company. We strongly believe in the strategic direction that Brian and the leadership team have conceived and are now implementing."

About Kiora Pharmaceuticals
Kiora Pharmaceuticals is a clinical-stage biotechnology company developing and commercializing products for the treatment of orphan retinal diseases. KIO-301 is being developed for the treatment of Retinitis Pigmentosa, and Kiora also plans to develop KIO-301 for Choroideremia and Stargardt's Disease. It is a molecular photoswitch that has the potential to restore vision in patients with inherited and/or age-related retinal degeneration. Kiora plans to develop KIO-104 for the treatment of posterior non-infectious uveitis. It is a next-generation, non-steroidal, immuno-modulatory and small molecule inhibitor of Dihydroorotate Dehydrogenase (DHODH) with what Kiora believes is best-in-class picomolar potency and a validated immune modulating mechanism (blocks T cell proliferation and proinflammatory cytokine release). In addition to news releases and SEC filings, we expect to post information on our website, www.kiorapharma.com, and social media accounts that could be relevant to investors. We encourage investors to follow us on Twitter and LinkedIn as well as to visit our website and/or subscribe to email alerts.

Forward-Looking Statements
Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the development and commercialization efforts and other regulatory or marketing approval efforts pertaining to Kiora's development-stage products, including KIO-301 and KIO-104, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all, and Kiora's ability to reach a quorum at the adjourned Special Meeting. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the ability to conduct clinical trials on a timely basis, the ability to obtain any required regulatory approvals, market and other conditions and certain risk factors described under the heading "Risk Factors" contained in Kiora's Annual Report on Form 10-K filed with the SEC on March 23, 2023, or described in Kiora's other public filings. Kiora's results may also be affected by factors of which Kiora is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Kiora expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based, except as required by law.

Contact
investors@kiorapharma.com